Exhibit 10.41

December 22, 2004

Dr. Malcolm Thompson
c/o Photon Dynamics, Inc.
5970 Optical Court
San Jose, CA 95138

Dear Malcolm:

As you are aware, Photon Dynamics, Inc. (the “Company”) and you are party to a consulting agreement dated March 18, 2004 (the “Agreement”) pursuant to which you provide Consulting Services (as defined in the Agreement) to the Company in the position of Executive Chairman of the Company’s board of directors. The Company is pleased to offer to extend the Consulting Period (as defined in Section 1 of the Agreement) from December 31, 2004 to March 31, 2005.

If you are in agreement to the extension of the Consulting Period to March 31, 2005, please sign and return to me the original of this Agreement and retain a copy for your files. Other than the extension of the Consulting Period, all provisions of the Agreement remain unchanged by this letter.

We look forward to continuing to work with you pursuant to the Agreement.

Sincerely, Photon Dynamics, Inc.
By:	/s/ Richard Okumoto
Richard Okumoto
Chief Financial Officer

Accepted and Agreed:
/s/ Malcolm Thompson
Malcolm Thompson